UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 20, 2024, Scorpius Holdings, Inc. (the “Company”) notified the NYSE American LLC (the “Exchange”) that it was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 by the extended filing date under Rule 12b-25 of the Securities Exchange Act of 1934. On May 21, 2024, the Company received a notice from the NYSE Regulation (the “NYSE Notice”) stating that the Company is not in compliance with the continued listing standards of the Exchange because the Company failed to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”), which was due to be filed with the Securities and Exchange Commission (the “SEC”) no later than May 20, 2024.

The Company filed its delayed Form 10-Q for the period ended March 31, 2024 with the SEC on May 28, 2024. As a result, on May 29, 2024, the Company was notified by the Exchange that it has now regained compliance with Section 1007 of the NYSE American Company Guide and it will be removed from the late filers’ list disseminated to data vendors and posted on the Listed Standards Filing Status page on www.nyse.com. And that the “LF” indicator posted on the Profile, Data and News pages related to each issue will be removed.

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

The Company previously reported that it plans to hold its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) on August 2, 2024. However, the Company has determined that it will hold the 2024 Annual Meeting on July 19, 2024. The record date for determining the stockholders of record who will be entitled to vote at the 2024 Annual Meeting will remain the close of business on June 13, 2024, as previously reported. The time and location of the 2024 Annual Meeting will be as set forth in the Company’s definitive proxy statement for the 2024 Annual Meeting to be filed with the Securities and Exchange Commission.

Because the scheduled date of the 2024 Annual Meeting is more than 30 days prior to the anniversary of the Company’s 2023 Annual Meeting of Stockholders, prior disclosed deadlines regarding the submission of stockholder proposals pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the 2024 Annual Meeting are no longer applicable. The Company is hereby providing notice of certain revised deadlines for the submission of stockholder proposals in connection with the 2024 Annual Meeting. In order for a stockholder proposal, submitted pursuant to Rule 14a-8, to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the 2024 Annual Meeting, such proposal must be received by the Company by June 9, 2024. The Company has determined that June 9, 2024 is a reasonable time before the Company plans to begin printing and mailing its proxy materials. Therefore, in order for a stockholder to submit a proposal for inclusion in the Company’s proxy materials for the 2024 Annual Meeting, the stockholder must comply with the requirements set forth in Rule 14a-8, including with respect to the subject matter of the proposal, and must deliver the proposal and all required documentation to the Company no later than June 9, 2024. The public announcement of an adjournment or postponement of the date of the 2024 Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2024 Annual Meeting, but does not seek to have included in the proxy materials pursuant to Rule 14a-8, must be delivered no later than June 9, 2024, which is the tenth day following the date of this Current Report on Form 8-K announcing the date of the 2024 Annual Meeting. Therefore, in order for a stockholder to timely submit a director nomination or other proposal that the stockholder intends to present at the 2024 Annual Meeting, the stockholder must deliver the director nomination or proposal to the Company no later than June 9, 2024.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by June 9, 2024, which is the tenth calendar day following the date of this Current Report on Form 8-K announcing the date of the 2024 Annual Meeting.

To the extent applicable, the information in Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer